Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this annual report to be signed on its behalf by the undersigned, thereto duly authorized on December 30, 2021.

HERZOG INTERNATIONAL HOLDINGS, INC.

By:/s/ GUILLERMO TOLEDO

_______________________________

Guillermo Toledo

Chief Executive Officer

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, this annual report has been signed below by the following persons on behalf of the registrant and in the capacities and the dates indicated.

Signature/TitleDate

/s/ GUILLERMO TOLEDODecember 30, 2021

                                      _________________________

Guillermo Toledo

Chairman of the Board of Directors

and Chief Executive Officer

/s/ GUILLERMO TOLEDODecember 30, 2021

       __________________________

Guillermo Toledo

Chief Financial Officer

/s/ GUILLERMO TOLEDODecember 30, 2021